 Exhibit 99.2
Cellular Biomedicine Group to Present at Chinese Biopharmaceutical Association-USA Annual Conference

NEW YORK, NY and SHANGHAI, China, August 26, 2020 – Cellular Biomedicine Group, Inc. (NASDAQ: CBMG) (“CBMG” or the “Company”), a biopharmaceutical firm engaged in the drug development of immunotherapies for cancer and stem cell therapies for degenerative diseases, is scheduled for a presentation at the 25th Annual Conference of the Chinese Biopharmaceutical Association-USA to be held online August 29-30, 2020.

Presentation Title:	“Building a Competitive Cell Therapy Pipeline for Cancer Patients”
Session:	Cell and Gene Therapy
Speaker:	Dr. Yihong Yao, Chief Scientific Officer, CBMG
Date:	Sunday, August 30, 2020
Time:	10:10 a.m.to 10:35 a.m. EDT
Location:	Broadcast virtually from Rockville, MD
Website:	https://www.cba-usa.org/content/2020-cba-annual-conference

About Cellular Biomedicine Group, Inc.

Cellular Biomedicine Group, Inc. (Nasdaq: CBMG) develops proprietary cell therapies for the treatment of cancer and degenerative diseases. The company conducts immuno-oncology and stem cell clinical trials in China using products from its integrated GMP laboratory. The Company’s GMP facilities in China, consisting of twelve independent cell production lines, are designed and managed according to both China and U.S. GMP standards. Its Shanghai facility includes a “Joint Laboratory of Cell Therapy” with GE Healthcare and a “Joint Cell Therapy Technology Innovation and Application Center” with Thermo Fisher Scientific. These partnerships focus on improving manufacturing processes for cell therapies. CBMG currently has ongoing CAR-T Phase I clinical trials in China. The China NMPA (formerly CFDA) approved the Company’s IND application for a Phase II trial for AlloJoin®, CBMG’s “Off-the-Shelf” allogenic haMPC therapy for the treatment of Knee Osteoarthritis (KOA), and has accepted the Company’s IND application for a Phase II trial for ReJoin® autologous haMPC therapy for the treatment of KOA. The NMPA has also accepted CBMG’s dossier for an IND application for clinical trials of anti-BCMA CAR-T. CBMG is included in the broad-market Russell 3000® Index the small-cap Russell 2000® Index and the Loncar China BioPharma index. To learn more about CBMG, please visit www.cellbiomedgroup.com.

Company Contact:
Derrick C. Li
Head of Strategy and Investor Relations, CBMG
Phone: 917-717-0994
Email: derrick.li@cellbiomedgroup.com